Contact:        Investor Relations
DaVita Inc.
ir@davita.com
DaVita Inc. 1st Quarter 2026 Results
Denver, Colorado, May 5, 2026 — DaVita Inc. (NYSE: DVA) announced financial and operating results for the quarter ended March 31, 2026.
“DaVita’s foundation is clinical excellence, driven by operating rigor that produces durable results,” said Javier Rodriguez, CEO of DaVita Inc. “We have consistently delivered exceptional clinical outcomes and strong financial performance, and this quarter is no exception.”
Financial and operating highlights for the quarter and year ended March 31, 2026:
•Consolidated revenues were $3.416 billion.
•Operating income was $482 million.
•Diluted earnings per share from continuing operations was $2.87.
•Operating cash flow was $321 million and free cash flow was $140 million.
•Repurchased 3.0 million shares of the Company's common stock at an average price paid of $133.70 per share.

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net income attributable to DaVita Inc.:	(dollars in millions, except per share data)
Net income from continuing operations	$198	$209	$163
Diluted per share from continuing operations	$2.87	$2.94	$2.00
Adjusted net income from continuing operations(1)	$198	$242	$163
Adjusted diluted per share from continuing operations(1)	$2.87	$3.40	$2.00
Net income	$198	$234	$163
Diluted per share	$2.87	$3.29	$2.00

(1)For definitions of non-GAAP financial measures, see the note titled "Note on Non-GAAP Financial Measures" and related reconciliations beginning on page 14.

	Three months ended
	March 31, 2026		December 31, 2025		March 31, 2025
	Amount	Margin	Amount	Margin	Amount	Margin
Operating income	(dollars in millions)
Operating income	$482	14.1%	$561	15.5%	$439	13.6%
Adjusted operating income(1)	$482	14.1%	$586	16.2%	$439	13.6%

(1)For definitions of non-GAAP financial measures, see the note titled "Note on Non-GAAP Financial Measures" and related reconciliations beginning on page 14.

U.S. dialysis metrics:
Volume: Total U.S. dialysis treatments for the first quarter of 2026 were 7,029,525, or an average of 91,650 treatments per day, representing a per day increase of 0.05% compared to the fourth quarter of 2025. Normalized non-acquired treatment growth in the first quarter of 2026 compared to the first quarter of 2025 was 0.1%.

	Three months ended		Quarter change	Three months ended		Prior year quarter change
	March 31, 2026	December 31, 2025		March 31, 2026	March 31, 2025
	(dollars in millions, except per treatment data)
Revenue per treatment	$417.59	$422.60	$(5.01)	$417.59	$400.14	$17.45
Patient care costs per treatment	$280.11	$279.60	$0.51	$280.11	$271.77	$8.34
General and administrative	$320	$336	$(16)	$320	$283	$37
Primary drivers of the changes in the table above were as follows:
Revenue: The quarter change was primarily driven by the seasonal impact of co-insurance and deductibles and other normal fluctuations, partially offset by increases in average reimbursement rates, including Medicare base rate and other annual rate increases. The change from prior year quarter was driven by an increase in average reimbursement rates from normal annual increases, including Medicare base rate, and other normal fluctuations.
Patient care costs: The quarter change was primarily due to increased compensation expenses and insurance costs, partially offset by decreased health benefits expense and pharmaceutical costs. The change from prior year quarter was primarily driven by increased compensation expenses, insurance costs and medical supplies expense.
General and administrative: The quarter change was primarily due to decreased professional fees and health benefits expense, partially offset by increased compensation expenses. The change from prior year quarter was primarily driven by increases in IT-related costs and compensation expenses.
Certain items impacting the quarter:
Share repurchases. During the three months ended March 31, 2026, we repurchased 3.0 million shares for $403 million, at an average price paid of $133.70 per share.
Subsequent to March 31, 2026 through May 5, 2026, the Company has repurchased 2.0 million shares of our common stock for $302 million at an average price paid of $149.81 per share.
Financial and operating metrics:

	Three months ended March 31,		Twelve months ended March 31,
	2026	2025	2026	2025
Cash flow:	(dollars in millions)
Operating cash flow	$321	$180	$2,027	$2,337
Free cash flow(1)	$140	$(45)	$1,209	$1,444

(1)For definitions of non-GAAP financial measures, see the note titled "Note on Non-GAAP Financial Measures" and related reconciliations beginning on page 14.

Three months ended March 31, 2026
Effective income tax rate on:
Income	19.4%
Income attributable to DaVita Inc.(1)	25.1%

(1)For definitions of non-GAAP financial measures, see the note titled "Note on Non-GAAP Financial Measures" and related reconciliations beginning on page 14.

Center activity: As of March 31, 2026, we provided dialysis services to a total of approximately 296,300 patients at 3,262 outpatient dialysis centers, of which 2,666 centers were located in the United States and 596 centers were located in 14 countries outside of the United States.
Integrated kidney care (IKC): As of March 31, 2026, we had approximately 62,600 patients in risk-based integrated care arrangements representing approximately $5.4 billion in annualized medical spend. We also had an additional 6,300 patients in other integrated care arrangements; we do not include the medical spend for these patients in this annualized medical spend estimate. For an additional description of these metrics, see footnote 5 in the "Supplemental Financial Data" table below.
Outlook:
The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, including those described below, and actual results may vary materially from these forward-looking measures. We do not provide guidance for operating income or diluted net income from continuing operations per share attributable to DaVita Inc. or operating cash flow on a basis consistent with United States generally accepted accounting principles (GAAP) nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These current non-GAAP financial measures do not include certain items, including foreign currency fluctuations, which may be significant. The guidance for our effective income tax rate on adjusted income attributable to DaVita Inc. also excludes the amount of third-party owners' income and related taxes attributable to non-tax paying entities.

	Current 2026 guidance		Prior 2026 guidance
	Low	High	Low	High
	(dollars in millions, except per share data)
Adjusted operating income	$2,150	$2,250	$2,085	$2,235
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc.	$14.10	$15.20	$13.60	$15.00
Free cash flow	$1,000	$1,250	$1,000	$1,250
The following table outlines normalized treatment days by quarter for 2025 and 2026. Normalized treatment days are adjusted for the mix of days of the week for each quarter and serve as a means to more readily compare calendar effects on each quarter's treatment volume.

	Normalized Treatment Days
	2026	2025
Q1	76.5	76.9
Q2	78.0	78.0
Q3	79.2	78.8
Q4	78.8	79.5
Total	312.4	313.2
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.
We will be holding a conference call to discuss our results for the first quarter ended March 31, 2026, on May 5, 2026, at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password "Earnings." This call is being webcast and can be accessed at the DaVita Investor Relations website investors.davita.com. A replay of the conference call will also be available at investors.davita.com.

Forward looking statements
DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements in this release, filings with the Securities and Exchange Commission (SEC), reports to stockholders and in meetings with investors and analysts. All statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for "forward-looking statements" provided by the PSLRA. These forward-looking statements could include, among other things, statements about our balance sheet and liquidity, our expenses, revenues, billings and collections, patient census, the impact of the cybersecurity incident experienced by the Company in 2025 (cyber incident), the impact of the One Big Beautiful Bill Act (OBBBA) and federal government policy changes or shutdowns, including with respect to federal funding and reimbursement rates of Medicare, Medicare Advantage (MA), Medicaid and other government programs, availability or cost of supplies, including without limitation the impact of evolving trade policies and tariffs and any reduction in clinical and other supplies due to any disruptions experienced by third party vendors, including with respect to our ability to provide home dialysis services, treatment volumes, mix expectation, such as the percentage or number of patients under commercial insurance, including potential impacts to such mix as a result of U.S. administration policies, current macroeconomic, marketplace and labor market conditions, and overall impact on our patients and teammates, as well as other statements regarding our outlook, future operations, financial condition and prospects, capital allocation plans, expenses, cost saving initiatives, other strategic initiatives, use of contract labor, government and commercial payment rates, expectations related to value-based care (VBC), integrated kidney care (IKC), MA plan enrollment and our international operations, expectations regarding increased competition and marketplace changes, including those related to new or potential entrants in the dialysis and pre-dialysis marketplace and the potential impact of innovative technologies, drugs, or other treatments on the dialysis industry, and expectations regarding our share repurchase program. All statements in this release, other than statements of historical fact, are forward-looking statements. Without limiting the foregoing, statements including the words "expect," "intend," "will," "could," "plan," "anticipate," "believe," "forecast," "guidance," "outlook," "goals," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on DaVita's current expectations and are based solely on information available as of the date of this release. DaVita undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law. Actual future events and results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things:
•external conditions, including those related to general economic, political and global health conditions, including without limitation, the impact of global events and political or governmental volatility, including in the Middle East; the impact of the domestic political environment and related developments on the current healthcare marketplace, our patients and on our business; the impact of infectious diseases or other adverse conditions on our financial condition, the chronic kidney disease population and our patient population; supply chain challenges and disruptions, including without limitation, with respect to certain key services, critical clinical supplies and equipment we obtain from third parties, and including any impacts on our supply chain and cost of supplies as a result of global events, natural disasters or evolving trade policies, including tariffs; the impact on our patients and industry of continued increased competition from dialysis providers and others, including new or potential entrants in the dialysis and pre-dialysis marketplace; the impact of new or innovative technologies, drugs, or other treatments, including our ability to successfully implement new technologies, treatments or therapies in our business such as those related to middle molecule toxin clearance; elevated teammate turnover or labor costs; and our ability to respond to challenging U.S. and global economic and marketplace conditions, including, among other things, our ability to successfully identify cost saving opportunities;
•the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates; our ability to negotiate and maintain contracts with these payors on competitive terms or at all; a reduction in the number or percentage of our patients under commercial plans, including, without limitation, as a result of healthcare, immigration or other policies implemented by the U.S. administration, continuing legislative efforts to restrict or prohibit the use and/or availability of charitable premium assistance, as a result of payors implementing restrictive plan designs or resulting from negotiations with large commercial payors that we have in the past, and currently are, conducting on a concurrent basis;
•risks arising from laws, regulations or requirements applicable to us or changes thereto, including, without limitation, OBBBA and those related to trade policy, healthcare, privacy, antitrust matters, and acquisition, merger, joint venture or similar transactions and/or labor matters, and potential impacts of changes in interpretation or enforcement thereof or related litigation impacting, among other things, coverage or reimbursement rates for our services or the number of patients enrolled in or that select higher-paying commercial plans, and the risk that we make incorrect assumptions about how our patients will respond to any such developments;

•our ability to successfully implement our strategies with respect to IKC and VBC initiatives that may be impacted by, among other things, changes to the Comprehensive Kidney Care Contracting model and home based dialysis in the desired time frame and in a complex, dynamic and highly regulated environment;
•a reduction in government payment rates under the Medicare End Stage Renal Disease program, state Medicaid or other government-based programs and the impact of the MA benchmark structure and adjustment methodologies;
•our reliance on significant suppliers, service providers and other third party vendors to provide key support to our business operations and enable our provision of services to patients, including, among others, suppliers of certain pharmaceuticals, administrative or other services or critical clinical products; and risks resulting from a closure, reduction or other disruption in the services or products provided to us by such suppliers, service providers and third party vendors;
•our ability to successfully maintain, operate or upgrade our information systems or those of third-party service providers upon which we rely and our ability to successfully adopt or adapt to new technologies, treatments or therapies, including technologies that utilize artificial intelligence;
•legal and compliance risks, such as compliance with complex, and at times, evolving government regulations and requirements, and with additional laws that may apply to our operations as we expand geographically or enter into new lines of business;
•noncompliance by us or our business associates with any privacy or security laws or any security breach by us or a third party, such as the cyber incident, including, among other things, any such non-compliance or breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;
•our ability to attract, retain and motivate teammates, including key leadership personnel, our ability to manage potential disruptions to our business and operations, including potential work stoppages, and our ability to manage operating cost increases or productivity decreases that may be related to political unrest, legislative or other changes, union organizing activities, or volatility and uncertainty in the current challenging and highly competitive labor market that has experienced an ongoing nationwide shortage of skilled clinical personnel, among other things;
•changes in practice patterns, pricing, or reimbursement and payment policies or processes related to pharmaceuticals, medical equipment or supplies, including with respect to oral phosphate binders, among other things;
•our ability to develop and maintain relationships with physicians and hospitals, changing affiliation models for physicians, and the emergence of new models of care or other initiatives that, among other things, may erode our patient base and impact reimbursement rates;
•our ability to complete and successfully integrate and operate acquisitions, mergers, dispositions, joint ventures or other strategic transactions on terms favorable to us or at all; and our ability to continue to successfully expand our operations and services in markets outside the United States, or to businesses or products outside of dialysis services;
•the variability of our cash flows, including, without limitation, any extended billing or collections cycles that may be due to, among other things, defects or operational issues in our billing systems such as those experienced during the cyber incident, or defects or operational issues in the billing systems or services of third parties on which we rely; the risk that we may not be able to generate or access sufficient cash in the future to service our indebtedness or to fund our other liquidity needs;
•the effects on us or others of natural or other disasters, public health crises or severe adverse weather events such as hurricanes, earthquakes, fires or flooding;
•factors that may impact our ability to repurchase stock under our share repurchase program and the timing of any such stock repurchases, as well as any use by us of a considerable amount of available funds to repurchase stock;
•our goals and disclosures related to sustainability matters, including, among other things, evolving regulatory requirements affecting environmental, social and governance standards, measurements and reporting requirements; and
•the other risk factors, trends and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2025 and the risks and uncertainties discussed in any subsequent reports that we file or furnish with the SEC from time to time.
The financial information presented in this release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars and shares in thousands, except per share data)

	Three months ended March 31,
	2026	2025
Dialysis patient service revenues	$3,272,797	$3,102,993
Other revenues	142,751	120,536
Total revenues	3,415,548	3,223,529
Operating expenses:
Patient care costs	2,342,257	2,239,660
General and administrative	421,914	374,090
Depreciation and amortization	177,829	176,451
Equity investment income, net	(8,344)	(5,609)
Total operating expenses	2,933,656	2,784,592
Operating income	481,892	438,937
Debt expense	(145,131)	(135,055)
Other income (loss), net	4,473	(17,549)
Income before income taxes	341,234	286,333
Income tax expense	66,199	54,117
Net income	275,035	232,216
Less: Net income attributable to noncontrolling interests	(77,505)	(69,299)
Net income attributable to DaVita Inc.	$197,530	$162,917

Earnings per share attributable to DaVita Inc.:
Basic net income	$2.93	$2.05
Diluted net income	$2.87	$2.00

Weighted average shares for earnings per share:
Basic shares	67,390	79,368
Diluted shares	68,875	81,275

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended March 31,
	2026	2025
Net income	$275,035	$232,216
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on interest rate cap agreements:
Unrealized gains (losses)	5,154	(8,535)
Reclassifications of net realized losses into net income	2,877	1,507
Unrealized gains on foreign currency translation	27,793	90,856
Other comprehensive income	35,824	83,828
Total comprehensive income	310,859	316,044
Less: Comprehensive income attributable to noncontrolling interests	(77,505)	(69,299)
Comprehensive income attributable to DaVita Inc.	$233,354	$246,745

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars and shares in thousands, except per share data)

	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$644,243	$676,438
Restricted cash and equivalents	82,160	81,309
Short-term investments	22,303	24,303
Accounts receivable	2,459,355	2,414,690
Inventories	141,613	160,627
Contract assets and other receivables	517,653	494,414
Prepaid and other current assets	159,576	156,285
Income tax receivable	35,780	49,937
Total current assets	4,062,683	4,058,003
Property and equipment, net of accumulated depreciation of $6,751,314 and $6,602,134, respectively	2,754,754	2,812,966
Operating lease right-of-use assets	2,396,698	2,397,179
Intangible assets, net of accumulated amortization of $36,748 and $37,751, respectively	229,020	222,125
Equity method and other investments	167,441	157,249
Long-term investments	39,469	40,966
Other long-term assets	266,987	246,520
Goodwill	7,582,313	7,545,095
	$17,499,365	$17,480,103
LIABILITIES AND EQUITY
Accounts payable	$691,256	$696,148
Other liabilities	799,377	893,024
Accrued compensation and benefits	708,037	793,478
Current portion of operating lease liabilities	432,219	425,484
Current portion of long-term debt	112,653	109,201
Income tax payable	37,417	24,359
Due to related party	86,500	199,940
Total current liabilities	2,867,459	3,141,634
Long-term operating lease liabilities	2,162,372	2,175,658
Long-term debt	10,513,597	10,163,988
Other long-term liabilities	88,853	83,516
Deferred income taxes	818,918	756,869
Total liabilities	16,451,199	16,321,665
Commitments and contingencies
Noncontrolling interests subject to put provisions	1,524,505	1,532,166
Equity:
Preferred stock ($0.001 par value, 5,000 shares authorized; none issued)	—	—
Common stock ($0.001 par value, 450,000 shares authorized; 69,190 shares issued and 66,185 outstanding at March 31, 2026, and 68,549 shares issued and outstanding at December 31, 2025)	69	69
Additional paid-in capital	—	—
Accumulated deficit	(179,242)	(328,428)
Treasury stock (3,005 and zero shares, respectively)	(489,364)	(199,940)
Accumulated other comprehensive loss	(86,959)	(122,783)
Total DaVita Inc. shareholders' equity deficit	(755,496)	(651,082)
Noncontrolling interests not subject to put provisions	279,157	277,354
Total equity deficit	(476,339)	(373,728)
	$17,499,365	$17,480,103

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$275,035	$232,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	177,829	176,451
Stock-based compensation expense	28,160	29,759
Deferred income taxes	54,798	4,335
Equity investment (income) loss, net	(30)	20,262
Other non-cash losses, net	6,706	7,137
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(29,751)	(155,276)
Inventories	20,277	(14,772)
Other current assets	(22,772)	(41,087)
Other long-term assets	(2,571)	13,026
Accounts payable	(23,774)	46,195
Accrued compensation and benefits	(88,343)	(128,194)
Other current liabilities	(96,903)	(39,394)
Income taxes	27,125	39,829
Other long-term liabilities	(4,955)	(10,478)
Net cash provided by operating activities	320,831	180,009
Cash flows from investing activities:
Additions of property and equipment	(102,018)	(143,258)
Acquisitions	(33,924)	(10,243)
Proceeds from asset and business sales	3,721	10,674
Purchase of debt investments held-to-maturity	(290)	(26,894)
Purchase of other debt and equity investments	(9,655)	(2,471)
Proceeds from debt investments held-to-maturity	942	3,080
Proceeds from sale of other debt and equity investments	4,332	5,662
Purchase of equity method investments	(2,308)	—
Distributions from equity method investments	109	1,312
Net cash used in investing activities	(139,091)	(162,138)
Cash flows from financing activities:
Borrowings	1,263,179	633,189
Payments on long-term debt	(917,087)	(345,965)
Deferred and debt related financing costs	(2,882)	(6,411)
Purchase of treasury stock from related party	(199,940)	(31,684)
Other purchases of treasury stock	(196,371)	(510,161)
Distributions to noncontrolling interests	(85,440)	(93,022)
Net proceeds from issuance of common stock under employee stock plans	2,386	4,937
Payment of tax withholdings on net share settlements of equity awards	(63,155)	(30,214)
Contributions from noncontrolling interests	4,049	2,169
Purchases of noncontrolling interests	(18,082)	(5,378)
Net cash used in financing activities	(213,343)	(382,540)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	259	9,417
Net decrease in cash, cash equivalents and restricted cash	(31,344)	(355,252)
Cash, cash equivalents and restricted cash at beginning of the year	757,747	879,825
Cash, cash equivalents and restricted cash at end of the period	$726,403	$524,573

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions and shares in thousands, except per treatment and patient data)

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
1. Consolidated business metrics:
Operating margin	14.1%	15.5%	13.6%
Adjusted operating margin excluding certain items(1)	14.1%	16.2%	13.6%
General and administrative expenses as a percent of consolidated revenues(2)	12.4%	13.0%	11.6%
Effective income tax rate on income from continuing operations	19.4%	20.0%	18.9%
Effective income tax rate on income from continuing operations attributable to DaVita Inc.(1)	25.1%	27.7%	24.9%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.(1)	25.1%	24.9%	24.9%

2. Summary of financial results:
Revenues:
U.S. dialysis patient services and other	$2,942	$3,076	$2,823
Other—Ancillary services
Integrated kidney care	116	190	105
Other U.S. ancillary	10	10	7
International dialysis patient service and other	372	367	302
	498	567	415
Eliminations	(24)	(23)	(14)
Total consolidated revenues	$3,416	$3,620	$3,224
Operating income (loss):
U.S. dialysis	$506	$556	$476
Other—Ancillary services
Integrated kidney care	(19)	46	(29)
Other U.S. ancillary	(6)	(4)	(4)
International	30	(4)	30
	6	37	(3)
Corporate administrative support expenses	(30)	(32)	(34)
Total consolidated operating income	$482	$561	$439

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions and shares in thousands, except per treatment and patient data)

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
3. Summary of reportable segment financial results and metrics:
U.S. dialysis
Financial results
Revenue:
Dialysis patient service revenues	$2,935	$3,070	$2,817
Other revenues	6	6	6
Total operating revenues	2,942	3,076	2,823
Operating expenses:
Patient care costs	1,969	2,031	1,913
General and administrative	320	336	283
Depreciation and amortization	155	163	157
Equity investment income	(8)	(10)	(6)
Total operating expenses	2,436	2,521	2,347
Segment operating income	$506	$556	$476
Metrics
Volume:
Treatments	7,029,525	7,264,520	7,040,519
Number of treatment days	76.7	79.3	76.7
Average treatments per day	91,650	91,608	91,793
Per day year-over-year change	(0.2)%	(0.2)%	(0.4)%
Number of normalized treatment days(3)	76.5	79.5	76.9
Average treatments per normalized day	91,889	91,378	91,554
Per normalized day year-over-year change	0.4%	(0.7)%	(0.8)%
Normalized year-over-year non-acquired treatment growth(4)	0.1%	(0.6)%	(0.6)%
Operating net revenues:
Average patient service revenue per treatment	$417.59	$422.60	$400.14
Expenses:
Patient care costs per treatment	$280.11	$279.60	$271.77
General and administrative expenses per treatment	$45.49	$46.28	$40.15
Depreciation and amortization expense per treatment	$22.07	$22.50	$22.28
Accounts receivable:
Receivables	$1,695	$1,610	$1,722
DSO	52	49	55

4. IKC metrics:
Patients per integrated care arrangement type:
Risk-based(5)	62,600	66,000	62,100
Other(5)	6,300	9,400	9,300
Annualized aggregate risk based spend(5)	$5,400	$5,600	$5,200

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions and shares in thousands, except per treatment and patient data)

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
5. Cash flow:
Operating cash flow	$321	$541	$180
Operating cash flow, last twelve months	$2,027	$1,887	$2,337
Free cash flow(1)	$140	$309	$(45)
Free cash flow, last twelve months(1)	$1,209	$1,024	$1,444
Capital expenditures:
Maintenance	$74	$108	$95
Development	$28	$38	$48
Acquisition expenditures	$34	$(1)	$10
Proceeds from sale of self-developed properties	$2	$2	$9

6. Debt and capital structure:
Total debt(6)	$10,694	$10,345	$9,799
Net debt, net of cash and cash equivalents(6)	$10,050	$9,668	$9,361
Leverage ratio(7)	3.34x	3.26x	3.27x
Weighted average effective interest rate:
At end of the quarter	5.44%	5.51%	5.65%
On the senior secured credit facilities at end of the quarter	5.79%	6.00%	6.62%
Amount spent on share repurchases	$403	$331	$550
Number of shares repurchased	3,005	2,678	3,660
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.

(1)These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules. Adjusted operating income margin is adjusted operating income divided by consolidated revenues.
(2)General and administrative expenses include certain corporate support, long-term incentive compensation and advocacy costs.
(3)Normalized treatment days reflect treatment days adjusted to normalize for the mix of days of the week in a given quarter.
(4)Normalized non-acquired treatment growth reflects year-over-year growth in treatment volume, adjusted to exclude acquisitions and other similar transactions, and further adjusted to normalize for the number and mix of treatment days in a given quarter versus the prior year quarter.
(5)Integrated care metrics: The aggregate amount of medical spend associated with risk-based integrated care arrangements that we disclose includes both medical costs included in our reported expenses for certain risk-based arrangements (such as our SNPs), as well as the aggregate estimated benchmark amount above or below which we will incur profit or loss from value-based care (VBC) arrangements under which third-party medical costs are not included in our reported results. A number of our VBC contracts are subject to complex or novel patient attribution mechanics and benchmark adjustments, some of which are based on information not reported to us until periods after we report our quarterly results. As a result, our estimates of our patients under, and the dollar amount of, our value-based contracts remain subject to estimation uncertainty.
(6)The debt amounts presented as of March 31, 2026, December 31, 2025 and March 31, 2025 exclude approximately $68.1 , $71.4, and $61.0, respectively, of debt discount, premium and other deferred financing costs related to our senior secured credit facilities and senior notes in effect or outstanding at that time.
(7)This is a non-GAAP measure. See "Calculation of Leverage Ratio" in non-GAAP reconciliations.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in millions)
Calculation of the Leverage Ratio
Under our amended senior secured credit facilities (the Amended Credit Agreement) dated November 24, 2025, the leverage ratio is defined as (a) all funded debt, minus unrestricted cash and cash equivalents (including short-term investments) divided by (b) "Consolidated EBITDA." Under our prior senior secured credit facilities, cash and cash equivalents used to calculate the leverage ratio were limited to $750. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A-2 and revolving line of credit under the Amended Credit Agreement by establishing the margin over the base interest rate (SOFR plus credit spread adjustment) that is applicable. The calculation below is based on the last 12 months of "Consolidated EBITDA" and "Consolidated net debt" at the end of each reported period, each as defined in the credit agreement that was in effect at the end of each such period (the Applicable Credit Agreement). The calculation of "Consolidated EBITDA" below sets forth, among other things, certain pro forma adjustments described in the Applicable Credit Agreement, including, pro forma adjustments for acquisitions or divestitures that occurred during the period and certain projected net cost savings, expense reductions and cost synergies. These pro forma adjustments are determined according to specified criteria set forth in the Applicable Credit Agreement, and as a result, the total adjustments calculated may not be comparable to the Company's estimates for other purposes, including as operating performance measures. The Company's management believes the presentation of "Consolidated EBITDA" is useful to investors to enhance their understanding of the Company's leverage ratio under the Applicable Credit Agreement and should not be evaluated for any other purpose. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for the ratio of total debt to operating income, determined in accordance with GAAP. The Company's calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures of other companies.

	Twelve months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net income from continuing operations attributable to DaVita Inc.	$756	$722	$860
Income taxes	305	293	268
Interest expense	535	520	437
Depreciation and amortization	717	715	713
Net income attributable to noncontrolling interests	340	332	317
Stock-settled stock-based compensation	136	139	105
Debt extinguishment and modification costs	14	14	20
Gain on changes in ownership interests	—	—	(74)
Expected cost savings and expense reductions	10	12	7
Other	194	213	188
Consolidated EBITDA	$3,008	$2,960	$2,840

	March 31, 2026	December 31, 2025	March 31, 2025
Total debt, excluding debt discount and other deferred financing costs(1)	$10,694	$10,345	$9,799
Less: Cash and cash equivalents including short-term investments(2)	(664)	(696)	(508)
Consolidated net debt	$10,031	$9,648	$9,292
Last twelve months Consolidated EBITDA	$3,008	$2,960	$2,840
Leverage ratio	3.34x	3.26x	3.27x
Maximum leverage ratio permitted under the Credit Agreement	5.00x	5.00x	5.00x
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

(1)The debt amounts presented as of March 31, 2026, December 31, 2025 and March 31, 2025 exclude approximately $68.1 , $71.4 and $61.0, respectively, of debt discount, premium and other deferred financing costs related to our senior secured credit facilities and senior notes in effect or outstanding at that time.
(2)This excludes amounts not readily convertible to cash related to the Company's non-qualified deferred compensation plans for all periods presented. The senior secured credit facility prior to November 24, 2025 limited the amount deducted to the lesser of all unrestricted cash and cash equivalents, including short-term investments of the Company or $750.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
Note on Non-GAAP Financial Measures
As used in this press release, the term "adjusted" refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income and expense measures, the term "adjusted" refers to operating performance measures that exclude certain items such as, but not limited to, cybersecurity costs, impairment charges, (gain) loss on ownership changes, restructuring charges, accruals for legal matters, and debt extinguishment and modification costs; and (ii) the term "effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc." represents the Company’s effective tax rate excluding applicable non-GAAP items and the tax associated with them as well as noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or "adjusted" measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, management uses adjusted operating income, adjusted net income from continuing operations attributable to DaVita Inc. and adjusted diluted net income per share from continuing operations attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures also are useful to investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. Furthermore, we believe these presentations enhance a user's understanding of our normal consolidated results by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests, development capital expenditures, and maintenance capital expenditures; plus contributions from noncontrolling interests and proceeds from the sale of self-developed properties. Management uses this measure to assess our ability to fund acquisitions and meet our debt service obligations and we believe this measure is equally useful to investors and analysts as an adjunct to cash flows from operating activities and other measures under GAAP.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
The following reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions, except per share data)
Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.:

	Three months ended
	March 31, 2026		December 31, 2025		March 31, 2025
	Dollars	Per share	Dollars	Per share	Dollars	Per share
Consolidated:
Net income from continuing operations attributable to DaVita Inc.	$198	$2.87	$209	$2.94	$163	$2.00
Legal matter(1)	—	—	25	0.35	—	—
Other loss, net - Mozarc net loss(2)	—	—	8	0.11	—	—
Adjusted net income from continuing operations attributable to DaVita Inc.	$198	$2.87	$242	$3.40	$163	$2.00
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.
Adjusted operating income:

	Three months ended March 31, 2026
	U.S. dialysis	Ancillary services				Corporate administration
		U.S. IKC	U.S. Other	International	Total		Consolidated
Operating income (loss)	$506	$(19)	$(6)	$30	$6	$(30)	$482
Adjusted operating income (loss)	$506	$(19)	$(6)	$30	$6	$(30)	$482
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

	Three months ended December 31, 2025
	U.S. dialysis	Ancillary services				Corporate administration
		U.S. IKC	U.S. Other	International	Total		Consolidated
Operating income (loss)	$556	$46	$(4)	$(4)	$37	$(32)	$561
Legal matter(1)	—	—	—	25	25	—	25
Adjusted operating income (loss)	$556	$46	$(4)	$21	$62	$(32)	$586
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

	Three months ended March 31, 2025
	U.S. dialysis	Ancillary services				Corporate administration	Consolidated
		U.S. IKC	U.S. Other	International	Total
Operating income (loss)	$476	$(29)	$(4)	$30	$(3)	$(34)	$439
Adjusted operating income (loss)	$476	$(29)	$(4)	$30	$(3)	$(34)	$439
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers

Effective income tax rates:

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Effective income tax rates on income from continuing operations attributable to DaVita Inc.:
Income from continuing operations before income taxes	$341	$383	$286
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(78)	(93)	(69)
Income from continuing operations before income taxes attributable to DaVita Inc.	$264	$290	$217
Income tax expense for continuing operations	$66	$77	$54
Income tax attributable to noncontrolling interests	—	4	—
Income tax expense from continuing operations attributable to DaVita Inc.	$66	$80	$54
Effective income tax rate on income from continuing operations attributable to DaVita Inc.	25.1%	27.7%	24.9%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.:
Income from continuing operations before income taxes	$341	$383	$286
Legal matter(1)	—	25	—
Other loss, net - Mozarc net loss(2)	—	8	—
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(78)	(93)	(69)
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$264	$322	$217
Income tax expense	$66	$77	$54
Taxes attributable to noncontrolling interests	—	4	—
Income tax on adjusted income from continuing operations attributable to DaVita Inc.	$66	$80	$54
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	25.1%	24.9%	24.9%
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions, except per share data)
Free cash flow:

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net cash provided by operating activities	$321	$541	$180
Adjustments to reconcile net cash provided by operating activities to free cash flow:
Distributions to noncontrolling interests	(85)	(92)	(93)
Contributions from noncontrolling interests	4	3	2
Maintenance capital expenditures(3)	(74)	(108)	(95)
Development capital expenditures(4)	(28)	(38)	(48)
Proceeds from sale of self-developed properties	2	2	9
Free cash flow	$140	$309	$(45)
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

	Twelve months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net cash provided by operating activities	$2,027	$1,887	$2,337
Adjustments to reconcile net cash provided by operating activities to free cash flow:
Distributions to noncontrolling interests	(317)	(324)	(353)
Contributions from noncontrolling interests	9	7	13
Maintenance capital expenditures(3)	(391)	(412)	(404)
Development capital expenditures(4)	(144)	(164)	(174)
Proceeds from sale of self-developed properties	24	31	24
Free cash flow	$1,209	$1,024	$1,444
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

(1)Represents an accrual for potential third-party judgment costs for certain legal matters. We have excluded this charge from our non-GAAP metrics because, among other things, we do not believe it is indicative of our ordinary results of operations as the charge is significant and may obscure analysis of underlying trends and financial performance of our current business.
(2)Represents non-cash impairment and restructuring charges, net of a non-cash gain on remeasurement of contingent consideration, included in other losses related to our equity investment in Mozarc Medical Holding LLC (Mozarc). This net loss does not represent a normal and recurring cost of operating our business or generating returns from investments and may obscure analysis of underlying trends and financial performance.
(3)Maintenance capital expenditures represent capital expenditures to maintain the productive capacity of the business and include those made for investments in information technology, dialysis center renovations, capital asset replacements, and any other capital expenditures that are not development or acquisition expenditures.
(4)Development capital expenditures principally represent capital expenditures (other than acquisition expenditures) made to expand the productive capacity of the business and include those for new U.S. and international dialysis center developments, dialysis center expansions and relocations, and new or expanded contracted hospital operations.